Exhibit 99.8

CONSENT OF PROSPECTIVE DIRECTOR

In accordance with Rule 438 promulgated under the Securities Act of 1933, as amended, I hereby consent to my being named in this Registration Statement on Form S-4 of Accelrys, Inc. (“Accelrys”), and all amendments thereto (the “Registration Statement”), as a person who is to become a director of Accelrys upon completion of the Merger (as such term is defined in the Registration Statement), and to the filing of this consent as an exhibit to this Registration Statement.

Date: April 29, 2010

By:	/s/ Chris van Ingen
Chris van Ingen